Exhibit 23.2 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Avaya Holdings Corp. of our report dated December 21, 2018 relating to the financial statements, which appears in Avaya Holdings Corp's Annual Report on Form 10-K for the year ended September 30, 2019. We also consent to the reference to us under the heading “Experts” in such Registration Statement. /s/ PricewaterhouseCoopers LLP San Jose, California August 10, 2020